                                  EXHIBIT 99.3
                                       TO
                                     8-K OF
                                TEAMSTAFF, INC.
                              PRO FORMA FINANCIAL
                         STATEMENTS OF TEAMSTAFF, INC.



                                   36 of 42

                                                                    Exhibit 99.3


                        TEAMSTAFF, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
                             AS OF DECEMBER 31, 1998


                                                                                      Historical
                                                                         -------------------------------------
                                                                         TeamStaff, Inc.        TeamStaff Cos.
                                                                         ---------------        --------------
           ASSETS

CURRENT ASSETS

           Cash                                                            $ 1,300,000             $ 417,000
           Restricted Cash                                                     350,000                     -
           Accounts receivable, net of allowance                             7,139,000             2,249,000
           Notes receivable from shareholder                                         -               380,000
           Other current assets                                                741,000               590,000
                                                                          -------------          ------------
                Total current assets                                         9,530,000             3,636,000

EQUIPMENT AND IMPROVEMENTS

           Equipment                                                         3,359,000               548,000
           Leasehold improvements                                               47,000                25,000
                                                                          -------------          ------------
                                                                             3,406,000               573,000

           Accumulated depreciation and amortization                         2,682,000               348,000
                                                                          -------------          ------------
                                                                               724,000               225,000

DEFERRED TAX ASSET                                                           1,570,000                     -

GOODWILL, net of amortization                                                4,035,000                     -

NOTES RECEIVABLE FROM SHAREHOLDER                                                    -             1,800,000

OTHER ASSETS                                                                 1,008,000               484,000
                                                                          -------------          ------------

           TOTAL ASSETS                                                   $ 16,867,000           $ 6,145,000
                                                                          =============          ============


           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
           Current portion of long-term debt                                 $ 538,000              $ 28,000
           Current portion of notes payable to shareholders                          -               847,000
           Accounts payable                                                  2,132,000               859,000
           Accrued expenses and other current liabilities                    3,333,000             3,607,000
                                                                          -------------          ------------
                Total current liabilities                                    6,003,000             5,341,000

LONG-TERM LIABILITIES
           Accrued workers' compensation claims                                      -               484,000
           Notes payable to shareholders, less current portion                       -             2,300,000
           Long-term debt                                                    2,613,000                65,000
                                                                          -------------          ------------
                Total long-term liabilities                                  2,613,000             2,849,000
                                                                          -------------          ------------
                Total Liabilities                                            8,616,000             8,190,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
           Common Stock                                                         19,000                47,000
           Preferred Stock                                                           -             1,800,000
           Additional paid-in capital                                       13,734,000             1,977,000
           Accumulated deficit                                              (5,502,000)           (5,869,000)
                                                                          -------------          ------------
                Total shareholders' equity                                   8,251,000            (2,045,000)
                                                                          -------------          ------------

           TOTAL LIABILITIES AND EQUITY                                   $ 16,867,000           $ 6,145,000
                                                                          =============          ============



                                                                                                Pro Forma
                                                                              ---------------------------------------------
                                                                              Adjustments                          Combined
                                                                              -----------                          --------
           ASSETS

CURRENT ASSETS

           Cash                                                           $    703,000  (1)(2)(4)                $ 2,420,000
           Restricted Cash                                                                                           350,000
           Accounts receivable, net of allowance                                                                   9,388,000
           Notes receivable from shareholder                                  (282,000) (2)                           98,000
           Other current assets                                                                                    1,331,000
                                                                          -------------                         -------------
                Total current assets                                           421,000                            13,587,000

EQUIPMENT AND IMPROVEMENTS

           Equipment                                                                                               3,907,000
           Leasehold improvements                                                                                     72,000
                                                                          -------------                         -------------
                                                                                     -                             3,979,000

           Accumulated depreciation and amortization                                                               3,030,000
                                                                          -------------                         -------------
                                                                                     -                               949,000

DEFERRED TAX ASSET                                                                                                 1,570,000

GOODWILL, net of amortization                                               12,725,000(3)(4)(5)(6)(7)             16,760,000

NOTES RECEIVABLE FROM SHAREHOLDER                                           (1,800,000)(2)                                 -

OTHER ASSETS                                                                  (707,000)(1)(6)                        785,000
                                                                          -------------                         -------------

           TOTAL ASSETS                                                   $ 10,639,000                          $ 33,651,000
                                                                          =============                         =============


           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
           Current portion of long-term debt                                $1,222,000(1)(2)                     $ 1,788,000
           Current portion of notes payable to shareholders                   (847,000)                                    -
           Accounts payable                                                                                        2,991,000
           Accrued expenses and other current liabilities                      574,000(1)(6)                       7,514,000
                                                                          -------------                         -------------
                Total current liabilities                                      949,000                            12,293,000

LONG-TERM LIABILITIES
           Accrued workers' compensation claims                                      -                               484,000
           Notes payable to shareholders, less current portion              (2,300,000)(2)                                 -
           Long-term debt                                                    2,635,000(1)(2)                       5,313,000
                                                                          -------------                         -------------
                Total long-term liabilities                                    335,000                             5,797,000
                                                                          -------------                         -------------
                Total Liabilities                                            1,284,000                            18,090,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
           Common Stock                                                        (39,000)(3)(5)                         27,000
           Preferred Stock                                                  (1,800,000)(4)                                 -
           Additional paid-in capital                                        5,325,000(3)(5)(7)                   21,036,000
           Accumulated deficit                                               5,869,000(3)                         (5,502,000)
                                                                          -------------                         -------------
                Total shareholders' equity                                   9,355,000                            15,561,000
                                                                          -------------                         -------------

           TOTAL LIABILITIES AND EQUITY                                   $ 10,639,000                          $ 33,651,000
                                                                         =============                         =============



(1)  Includes $3,950,000 of borrowings from a financial institution.

(2) Represents the settlement of TeamStaff shareholders' notes payable ($3,148,000) and notes receivable ($2,082,000) as well as the bank debt of ($92,000) at the date of the merger.

(3)  Represents the elimination of TeamStaff's historical equity accounts.

(4) Includes the redemption of the preferred stock for $1,800,000 in cash and dividends of $289,000 not declared but required to be paid as part of the merger agreement.

(5) Includes the issuance of 8,233,334 shares of TeamStaff, Inc. to TeamStaff shareholders and the Company's investment banker (312,010 shares) at an estimated fair market value of $7,310,000 ($8,000 par value common stock and $7,302,000 additional paid in capital).

(6)  Including acquisition costs.

(7) Represents the adjustment to record goodwill related to the acquisition and adjustments to reflect the estimated fair value of the intangibles.



                                    37 of 42

                        TEAMSTAFF, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1998


                                                                                                Pro Forma
                                                                                     --------------------------------
                                                 TeamStaff, Inc.   TeamStaff Cos.    Adjustments             Combined
                                                 ---------------   --------------    -----------             --------
REVENUES                                          $ 39,699,000      $ 29,320,000    $         --           $ 69,019,000

DIRECT EXPENSES                                     36,705,000        28,405,000              --             65,110,000
                                                  ------------      ------------    ------------           ------------

                  Gross profit                       2,994,000           915,000              --              3,909,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         2,150,000         1,246,000              --              3,396,000

DEPRECIATION AND AMORTIZATION                          176,000            48,000         127,000(1)             351,000
                                                  ------------      ------------    ------------           ------------

                  Income from operations               668,000          (379,000)       (127,000)               162,000
                                                  ------------      ------------    ------------           ------------

OTHER INCOME (EXPENSE)
                  Interest and other income            104,000           347,000        (350,000)(2)            101,000
                  Interest expense                    (166,000)         (362,000)        146,000(2)(3)         (382,000)
                                                  ------------      ------------    ------------           ------------
                                                       (62,000)          (15,000)       (204,000)              (281,000)
                                                  ------------      ------------    ------------           ------------

                       Income before tax               606,000          (394,000)       (331,000)              (119,000)

INCOME TAX EXPENSE                                    (271,000)          (29,000)        296,000(4)              (4,000)
                                                  ------------      ------------    ------------           ------------

NET INCOME                                        $    335,000      $   (423,000)   $    (35,000)          $   (123,000)
                                                  ============      ============    ============           ============

BASIC EARNINGS PER COMMON SHARE                   $       0.02                                             $      (0.00)
                                                  ============                                             ============

WEIGHTED AVERAGE SHARES OUTSTANDING                 19,363,511                         8,545,344(5)          27,908,855
                                                  ============                      ============           ============

DILUTED EARNINGS PER COMMON SHARE                 $       0.02                                             $      (0.00)
                                                  ============                                             ============

DILUTED SHARES OUTSTANDING                          19,518,235                         8,545,344             28,063,579
                                                  ============                      ============           ============

(1) Represents three months of amortization of intangible assets over 25 years.

(2) Represents the elimination of the interest expense and interest income on the TeamStaff Companies' historical debt which was paid at the time of merger.

(3) Represents three months of interest expense resulting from the financing of the merger.

(4) Represents a reduction to income tax expense as a result of the TeamStaff Companies' loss.

(5) Includes 8,233,334 common shares issued to TeamStaff Companies' shareholders and 312,010 common shares issued to investment bankers in connection with the acquisition.



                                    38 of 42

                        TEAMSTAFF, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998

                                                                                                         Pro Forma
                                                 ----------------    ------------------    -----------------------------------------
                                                 TeamStaff, Inc.       TeamStaff Cos.        Adjustments              Combined
                                                 ----------------    ------------------    -----------------       -----------------
REVENUES                                            $ 139,675,000         $ 113,501,000              $    -            $ 253,176,000

DIRECT EXPENSES                                       129,747,000           109,361,000                   -              239,108,000
                                                 ----------------    ------------------    ----------------        -----------------

                  Gross profit                          9,928,000             4,140,000                   -               14,068,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            7,389,000             4,317,000                   -               11,706,000

DEPRECIATION AND AMORTIZATION                             661,000               121,000             509,000 (1)            1,291,000
                                                 ----------------    ------------------    ----------------        -----------------

                  Income from operations                1,878,000             (298,000)           (509,000)                1,071,000
                                                 ----------------    ------------------    ----------------        -----------------

OTHER INCOME (EXPENSE)

                  Interest and other income                83,000               352,000           (354,000) (2)              81,000
                  Interest expense                      (554,000)             (447,000)           (409,000) (2)(3)       (1,410,000)
                                                 ----------------    ------------------    ----------------        -----------------
                                                        (471,000)              (95,000)           (763,000)              (1,329,000)
                                                 ----------------    ------------------    ----------------        -----------------

                       Income before tax                1,407,000             (393,000)         (1,272,000)                (258,000)

INCOME TAX (EXPENSE) BENEFIT                            1,296,000              (29,000)                   -                1,267,000
                                                 ----------------    ------------------    ----------------        -----------------

NET INCOME                                           $  2,703,000          $  (422,000)        $(1,272,000)             $  1,009,000
                                                 ================    ==================    ================        =================


BASIC EARNINGS PER COMMON SHARE                         $    0.14                                                          $    0.04
                                                 ================                                                   ================

WEIGHTED AVERAGE SHARES OUTSTANDING                    19,271,897                                  8,545,344(4)           27,817,241
                                                 ================                           ================        ================


DILUTED EARNINGS PER COMMON SHARE                       $    0.14                                                          $    0.04
                                                 ================                                                   ================

DILUTED SHARES OUTSTANDING                             19,403,298                                  8,545,344              27,948,642
                                                 ================                           ================        ================



(1)      Represents the amortization of intangible assets over 25 years

(2) Represents the elimination of the interest expense and interest income on the TeamStaff Companie's historical debt which was paid at the time of merger.

(3) Represents the increase in interest expense resulting from the financing of the merger

(4) Includes 8,233,334 common shares issued to TeamStaff Companies shareholders and 312,010 common shares issued to investment bankers in connection with the acquisition.

                                    39 of 42

         TEAMSTAFF, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         (1) BASIS OF PRESENTATION

                  On January 25, 1999 TeamStaff, Inc., formerly Digital Solutions, Inc., completed the acquisition of the Teamstaff Companies through the issuance of 8,233,334 shares of TeamStaff, Inc. common stock and $3.2 million in cash for the preferred stock of the TeamStaff Companies and for the repayment of debt. The transaction (the "Purchase Transaction") was accounted for as a purchase by TeamStaff, Inc. pursuant to Accounting Principle Board Opinion No. 16 "Business Combination" ("APB 16").

                  The unaudited pro forma condensed combined financial information combines the historical statements of operations of TeamStaff, Inc. with the historical statements of operations of the TeamStaff Companies (TeamStaff, Inc. and the TeamStaff Companies are collectively referred to as the "Combined Company") after giving effect to the Purchase Transaction as if the Purchase Transaction had occurred on October 1, 1997, and the historical balance sheets of TeamStaff, Inc. and the TeamStaff Companies as if the Purchase Transaction had occurred on December 31, 1998. The fiscal year of TeamStaff, Inc. ends on September 30 and the fiscal year of the TeamStaff Companies ends on December 31. For purposes of presenting the unaudited pro forma condensed combined statement of operations, the historical statements of TeamStaff, Inc. for the year ended September 30, 1998 were combined with the historical statements of the TeamStaff Companies for the year ended December 31, 1998. In addition the unaudited historical statements of TeamStaff, Inc. for the three months ended December 31, 1998 were combined with the unaudited statements of the TeamStaff Companies for the same period.

                  The unaudited pro forma condensed combined financial information is presented for informational purposes only. These pro forma amounts are not necessarily indicative of the results of operations of the Combined Company that would have actually occurred had the Purchase Transaction been consummated on October 1, 1997 or of the financial condition of the Combined Company had the Purchase Transaction been consummated as of December 31, 1998 or of the future results of operations or financial condition of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements for TeamStaff, Inc. and the historical combined financial statements of the TeamStaff Companies.

                  The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet do not reflect the operating results of TeamStaff, Inc. and the Teamstaff Companies from December 31, 1998 through the

                                    40 of 42
         closing date of the Purchase Transaction (January 25, 1999) and any cost savings the Combined Company expects to achieve as a result of the Purchase Transaction.

         (2) PURCHASE PRICE

                  Pursuant to the terms of the acquisition, the TeamStaff, Inc. issued 8,233,334 shares of its common stock in exchange for all of the common stock of the TeamStaff Companies and paid $3.2 million in cash for all the preferred stock and for payment of outstanding debt owed by the TeamStaff Companies to its shareholders. TeamStaff, Inc. also incurred $1,281,000 for certain legal, accounting and investment banking expenses. Additionally, the TeamStaff, Inc. issued 312,010 shares of common stock to its investment banking firm for services rendered in connection with the acquisition.

                  Pursuant to the terms of the acquisition agreements, the former owners of the TeamStaff Companies agreed to indemnify the Company, subject an initial "basket" of $100,000, for claims of up to approximately $2,000,000 for various types of claims for breaches of representations and warranties. The former owners placed 1,471,000 shares of Common Stock into escrow in order to provide limited security for claims of indemnification brought by the Company for breaches of representations or warranties by the TeamStaff Companies and the former owners.

         (3) EARNINGS (LOSS) PER COMMON SHARE

                  The Combined Company has presented its earnings (loss) per common share for the year ended September 30, 1998 and the three months ended December 31, 1998 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share."

                           Basic earnings (loss) per common share was computed by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share was computed by dividing net income applicable to common shareholders by the weighted average number of shares of common stock outstanding, adjusted for the incremental dilutive stock options. Diluted loss per common share is the same as the basic loss per share as the impact of outstanding stock options is antidilutive.

         (4) PRO FORMA ADJUSTMENTS

                           (a) The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the application of APB 16 for the acquisition of the TeamStaff Companies. The purchase price is $11,838,000, is comprised of the cash payment of $1,158,000 for the payment of outstanding debt, $2,089,000 for the preferred stock including dividends, $1,281,000 in transaction costs, the issuance of 312,010 shares of common stock valued at $312,000 to the Company's investment banker for acquisition services and the issuance of 8,233,334 million shares of TeamStaff, Inc. common stock valued at $6,998,000 in exchange for all

                                    41 of 42
         of the common stock of the TeamStaff Companies. The estimated fair value of the TeamStaff, Inc. common stock was based on the October 1, 1998 closing price of the stock as listed on the Small Cap Market System of the Nasdaq, discounted for the restrictions of trading placed on the common stock over a three year period and the fact that the stock is thinly traded among other items (a total discount of 15% of the listed price). The application of the purchase method of accounting resulted in approximately $12,725,000 in excess of purchase price over net tangible assets acquired as of December 31, 1998. Based on a preliminary analysis by TeamStaff, Inc. the excess of the purchase price over the net tangible assets acquired is expected to be allocated to goodwill and other intangible assets which will be amortized up to 25 years. The Unaudited Pro Forma Condensed Combined Financial Statements also reflect a reduction of interest income which related to the TeamStaff Companies notes due from shareholders as well as the corresponding interest expense relating to notes payable to shareholders. The pro forma adjustment to interest expense also reflects the cost of additional borrowings to finance the acquisition.


             COMPUTATION OF EXCESS PURCHASE PRICE

               Payment of cash at closing for debt, preferred stock and preferred            $  3,247,000
                 stock  dividends
               Transaction costs (included in other assets and accrued expenses)                1,281,000
               Issuance of 8,233,334 shares of common stock                                     6,998,000
               Issuance of 312,010 shares of common stock to the investment banker                312,000
                                                                                             ------------
               Pro forma purchase price                                                      $ 11,838,000
                                                                                             ============

            Pro forma purchase price                                                         $ 11,838,000
            Net shareholders' deficit of the TeamStaff Companies                                3,845,000
            Acquisition of preferred stock                                                     (1,800,000)
            Outstanding debt payment                                                           (1,158,000)
                                                                                             ------------
            Excess of pro forma purchase price over tangible assets acquired                 $ 12,725,000
                                                                                             ============

         PRELIMINARY ALLOCATION OF EXCESS PURCHASE PRICE
                                                                                             ------------
                Goodwill (25 year life)                                                      $ 12,725,000
                                                                                             ============

(b) The Unaudited Pro Forma Condensed Combined Statements of Operations reflect the amortization of goodwill totaling $509,000 for the year ended September 30, 1998 and $127,000 for the three months ended December 31, 1998.

                                    42 of 42